EXHIBIT 4.14

                     NONQUALIFIED STOCK OPTION AGREEMENT


           THIS AGREEMENT, dated as of April 7, 1995, by and between  Telular

 Corporation, a Delaware  corporation (the "Company"),  having its  principal place of  business  at Buffalo  Grove,  Illinois,  and Larry  J.  Ford  (the

 "Grantee").

           WHEREAS, the Grantee is a Director of the Company; and

           WHEREAS,  the  Company's  Board  of  Directors  has  approved  the granting to the  Grantee of a  Nonqualified Stock Option  (the "Option")  to

 purchase shares of common  stock, par value $.01  per share, of the  Company

 (the "Shares") and the Company desires  to evidence the grant of the  Option and to memorialize the terms and conditions of the Option;

           NOW, THEREFORE, in consideration of  the foregoing and the  mutual covenants set  forth herein,  the parties  hereto, intending  to be  legally bound, hereby agree as follows.

      1.   Grant of Option.  The Company  grants to the Grantee an option  to purchase up to 25,000  Shares, subject to the  terms and conditions of  this

 Nonqualified Stock Option  Agreement (the "Agreement").   This Agreement  is

 not intended to evidence the grant  of an Incentive Stock Option within  the meaning of Section 422 of the Code.

      2.   Grant Date.  The date of grant of the Option is April 7, 1995 (the

 Grant Date")

      3.   Option Exercise Price.  The purchase price for each Share  subject to the Option shall be $8.250 (the "Option Exercise Price").

      4.   Option Term.

           (a) Subject to  this Section  4 and  Section 5  below, the  Option shall become exercisable with  respect to 100% of the Shares covered by  the

 Option  on February 23,1996.    The  Grantee may purchase  at any time  less

 than the full number of Shares for which the Option is then exercisable.

           (b)  The  Option   shall  terminate,  and   shall  no  longer   be

 exercisable, six  years after the  Grant Date (if  not sooner in  accordance with other provisions hereof).

          (c) Except as provided in subsection (d) and only if the Option has not  been  terminated  on  or prior to a Change in Control, upon a Change in

 Control the Option shall become  exercisable  with  respect to  50%  of  any

 Shares  with  respect  to which  the Option was  not exercisable immediately prior to the Change in Control.

      (d) If a Change in Control occurs prior to the expiration of six months following the date of grant of the Option  and the Grantee is a director  or officer (within the meaning of Section 16  of the 1934 Act) of the  Company,

 the Option shall not become exercisable with respect to any Shares upon  the

 Change in Control but  shall become exercisable with  respect to the  Shares specified in subsection (c) the day  after the expiration of such  six-month waiting period unless the Option has terminated on or prior to the Change in

 Control.

       (e) If the Grantee's Directorship with  the Company terminates after a

 Change in  Control but  before the  Option becomes  exercisable pursuant  to subsection (d), the Option shall nonetheless become exercisable as  provided in subsection (d), shall  remain exercisable for  sixty days thereafter  and shall then terminate.


      5.   Termination of Directorship.

        (a) Except  as  provided in  Section  4  above,  upon  the  Grantee's termination of  being a  Director  with the  Company,  the Option  shall  be canceled with  respect  to any  Shares  with respect  to  which it  was  not exercisable on the date of such termination.

        (b) Upon the  Grantee's  termination of  being  a Director  with  the

 Company because of death or Disability, the Option shall remain exercisable,

 to the extent then exercisable, until the earlier of:  (i) the expiration of six months following the  termination of Directorship; or  (ii) the term  of the Option and shall terminate thereafter.

        (c) Upon the  Grantee's  termination of  being  a Director  with  the

 Company for fraud,  misappropriation of Company  property, falsification  of reports to  the Company  or other  instances of  serious willful  misconduct related to the Grantee's  Director position ("Cause"),  the Option shall  be canceled immediately.

        (d) Upon  a  Grantee's termination  of  being  a  Director  with  the

 Company for any  reason other than  Cause, death or  Disability, the  Option shall remain exercisable, to the extent then exercisable, until the  earlier

 of:  (i)  the  expiration   of  180  days   following  the  termination   of

 Directorship; or (ii) the term of the Option and shall terminate thereafter.

        (e) After the Grantee's  death, the Option may  be exercised only  by

 the  Grantee's  Beneficiary;  provided,  however,  that  if  the   Grantee's

 Beneficiary  dies  during  the   term  of  the   Option,  the  executor   or

 administrator of the Beneficiary's estate may  exercise the Option.  If  the

 Grantee and the Grantee's Beneficiary die in circumstances in which there is no sufficient evidence that the two have died otherwise than simultaneously,

 the Beneficiary shall be deemed to have predeceased the Grantee.

      6. Exercise and Withholding.

        (a) The Grantee  may exercise  the  Option in  respect of  Shares  by giving written notice thereof to the Company.  Such notice shall specify the number of Shares to  be purchased and shall  be accompanied by full  payment for the Shares to  be purchased and by  such agreement, statement, or  other evidence as the  Company may  require in order  to satisfy  itself that  the issuance of the  Shares being purchased  pursuant to such  exercise and  any subsequent resale thereof  will be in  compliance with  applicable laws  and regulations relating to the issuance and  sale of securities, including  the provisions of  the  Securities  Act  of  1933  and  regulations  promulgated thereunder.

        (b) Upon exercise  of the Option,  in whole or  in part, the  Company shall notify the Grantee of the amount of withholding tax, if any, that must be paid under federal,  state and/or local law  by reason of such  exercise.

 It shall be a condition to  the delivery of Shares hereunder that  provision satisfactory to the Company  shall have been made  for payment of any  taxes required  to  be  paid  or  withheld  pursuant  to  any  applicable  law  or regulations.  The Company  shall, to the extent  permitted by law, have  the right to deduct from any payment of any kind (whether or not related to this

 Agreement) otherwise  due to  the  Grantee any  such  taxes required  to  be withheld.

        (c) The  Grantee  may   pay  the  Option   Exercise  Price  and   any

 withholding obligation by money order,  cashier's check or certified  check.

 Any withholding tax obligation shall be valued at their Fair Market Value on the date of exercise.  The exercise of  the Option shall be deemed to  occur on the  date that  the notice  of exercise  and the  payment of  the  Option

 Exercise Price are received  by the Company, or  if such notice of  exercise and payment  are mailed  in  the United  States  and a  reputable  overnight delivery service has stamped its postmark thereon, then on the date of  such postmark.

        (d) As a  condition to receiving Shares  purchased upon exercise  of the Option, the Grantee shall satisfy in cash any debts owed to the  Company by the Grantee and to compensate the Company in cash for any losses suffered by the Company arising out of the Grantee's fraud.  If the Grantee fails  to fulfill these obligations, the Company may require the Grantee to return  to the Company all Shares received upon exercise of the Option.

        (e) As soon  as practicable  after each  exercise of  the Option  and compliance by the Grantee with all applicable conditions, the Company  shall mail or deliver or cause to  be mailed or delivered  to the Grantee a  stock certificate or certificates registered  in the name of  the Grantee for  the number of Shares  that the Grantee  shall be entitled  to receive upon  such

 exercise under the  provisions of  this Agreement.   At the  request of  the

 Grantee, the  stock  certificate  or  certificates  may  be  issued  in  the

 Grantee's name and the name of another person as joint tenants with right of survivorship.

      7.   Recapitalizations, etc.  If, prior to the Grantee's receipt of the shares of Telular stock, the Company effects a subdivision or  consolidation of interest,  stock split,  dividend or  distribution of  shares of  Telular stock or other securities of the Company, or other recapitalization, capital readjustment or reorganization, the shares of Telular stock subject to these

 Options under this Agreement  and the applicable  option exercise price  for such Option shall be adjusted as follows.

           (a) after each such  event the number of  shares of Telular  stock that the Grantee is entitled to receive  with respect to any Option will  be equal to the number of shares of  Telular stock that the Grantee would  hold by reason if (i) the exercise of such Option immediately prior to the record date for such event  and (ii) the effect  of such event  upon the shares  of

 Telular stock received  upon such  exercise, subject  to further  adjustment pursuant to the Section 8 for subsequent events if applicable; and

           (b) the applicable option exercise price shall be adjusted ratably in proportion to any adjustment in the number of shares of Telular stock  to be issued with respect to any Option.

      8.   Mergers, etc.  If one or  more corporations or partnerships  merge into the Company, or if the Company merges or consolidates with one or  more corporations or partnerships, the Company  shall cause the surviving  entity to assume  the Company's  obligations under  this Agreement,  and shares  of

 Telular stock  subject  to  these  Options  under  this  Agreement  and  the applicable option  exercise price  for such  Options  shall be  adjusted  as follows:

           (a) after each such event, the number and nature of securities  of the surviving entity that the Grantee is entitled to receive with respect to any Option will be equal  to the number and  nature of such securities  that the Grantee  would  hold  by reason  of  (i)  the exercise  of  such  Option immediately prior to the record date for  such event and (ii) the effect  of such event upon the securities to be received upon such exercise, subject to

 further  adjustment  pursuant  to  Section   7  for  subsequent  events   if

 applicable; and

           (b) the applicable Option exercise price shall be adjusted ratably in proportion to any adjustment in the number or nature of any securities to be issued with respect to any Option.

      9.   Status as Shareholder.  The Grantee  shall not for any purpose  be deemed to  be  a holder  of  any Shares  until  such Shares  are  issued  or delivered to the Grantee.

      10.  Choice of Law.   This Agreement shall be  governed by the laws  of

 the State of  Illinois, without  regard to  the conflict  of law  provisions thereof.  Any action to enforce or interpret this Agreement shall be triable only in courts whose situs is in Cook County, Illinois.

      11.  Representations and Warranties.

           (a) The  Company represents and  warrants to the  Grantee that the

 Option has been duly  and validly authorized and  issued by the Company  and that the Shares,  when issued  in accordance  herewith upon  payment of  the

 Option Exercise Price  specified herein, will  be duly  and validly  issued,

 fully paid and nonassessable.

           (b) The Grantee represents and warrants to the Company that he  is acquiring the  Option and  any  Shares pursuant  to  the Option  solely  for investment and without  a view to  distribution, and that  he is aware  that neither the Shares  nor the Option  has been registered  for sale under  the

 Securities Act of 1933  or any applicable  state law and  may not be  resold except pursuant  to an  effective registration  statement thereunder  or  an exemption from the registration requirements thereof.

      12.     Legend.  The Company may place on the certificates representing any Shares issued pursuant to the Option a legend indicating that  such

      Shares may not be resold except  pursuant to an effective  registration statement thereunder or an exemption from the registration requirements thereof.

      13.  Miscellaneous.

            (a)            This Agreement shall be binding upon and inure  to

      the  benefit  of  the  parties  hereto  and  their  respective   heirs,

      successors and assigns;  provided, however,  that the  Grantee may  not

      transfer the Option other  than by will  or the laws  of descent.   Any

      notices to be given hereunder shall be effective only if in writing and shall be  deemed  given  when  delivered in  person  or  when  sent  by reputable overnight delivery service to the following addresses:

           If to the Company:

                          Telular Corporation
                          920 Deerfield Parkway
                          Buffalo Grove, Illinois 60089
                          Attn: Chief Executive Officer





           If to the Grantee:

                          Larry J. Ford
                          _______________________
                          _______________________

 or to such other address as such party may indicate by notice to the  other.

 This Agreement may be executed in  any number of counterparts, all of  which shall constitute a single instrument.

           (b)  Whenever the word "Grantee" is used herein in a context where the provision  should  logically be  construed  to apply  to  the  Grantee's

 Beneficiary, the word "Grantee" shall be deemed to include such Beneficiary

           (c)      The Option  shall not be exercisable and no  certificates

 representing Shares subject  to the  Option shall  be delivered  if, at  any time, the Company determines, in its  discretion, that it is necessary as  a condition of,  or in  connection with,  such exercise  (or the  delivery  of

 Shares thereunder):

                (i)  to  satisfy   withholding  tax   or  other   withholding

                     liabilities;

                (ii) to  effect the listing, registration or qualification on any securities exchange,  or any  quotation system,  or under  any federal, state  or  local law,  of  any Company  Shares  otherwise deliverable in connection with such exercise; or

                (iii) to  obtain the  consent or  approval of  any regulatory

           body;   unless    such   withholding,    listing,    registration,

           qualification, compliance,  consent or  approval shall  have  been effected or obtained free of any conditions not acceptable to  the

           Company in its reasonable and good faith judgment.



           The Company shall act with all reasonable diligence to obtain  any such approval or consent  and to effect  compliance with any  such

           applicable  law,  regulation,  order,  withholding,  or   listing,

           registration or  qualification  requirement, and  the  Grantee  or other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.



                IN WITNESS WHEREOF, the undersigned  have set their hands  as of the day and year first above written.


                          TELULAR CORPORATION


                          By:  ________________________________
                             Kenneth E. Millard
                             President & Chief Executive Officer



                          Grantee


                          ____________________________________